                             AGREEMENT OF ASSIGNMENT

                                     between

                     AFRICAN RAINBOW MINERALS & EXPLORATION
                        INVESTMENTS (PROPRIETARY) LIMITED

                                       and

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                    ARMGOLD HARMONY JOINT INVESTMENT COMPANY
                              (PROPRIETARY) LIMITED

                                       and

                       THE TRUSTEES OF THE ARM BROAD-BASED
                                EMPOWERMENT TRUST

                           NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" AGREEMENT OF ASSIGNMENT BETWEEN AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED AND HARMONY GOLD MINING COMPANY LIMITED AND ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED AND THE TRUSTEES OF THE ARM BROAD-BASED EMPOWERMENT TRUST, DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

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                                                                       EXECUTION

AGREEMENT OF ASSIGNMENT

between

AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED

and

HARMONY GOLD MINING COMPANY LIMITED

and

ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED

and

THE TRUSTEES OF THE ARM BROAD-BASED EMPOWERMENT TRUST

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                                                                          Page 2


                                    CONTENTS

1.   INTERPRETATION........................................................    5
2.   SUSPENSIVE CONDITION AND CONSENT......................................    6
3.   ASSIGNMENT............................................................    6
4.   RELEASES FOR HARMONY AND CLIDET.......................................    7
5.   AMENDMENTS TO THE VOTING AGREEMENT....................................    7
6.   SAVING................................................................   12

APPENDIX 1 - The Voting Agreement (clause 1.1.5)

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                                                                          Page 3


AGREEMENT OF ASSIGNMENT

between

AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED

(a private company incorporated in accordance with the laws of South Africa under Registration No. 1997/020158/07 with its principal office at ARM House, 29 Impala Road, Chislehurston, 2146, South Africa)

("ARMI")

and

HARMONY GOLD MINING COMPANY LIMITED

(a company incorporated in accordance with the laws of South Africa under Registration No. 1950/038232/06 with its registered office at Remaining Extent of Portion 3 of the farm Harmony, Farm 222, Private Road, Glen Harmony, Virginia
9430)

("Harmony")

and

ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED

(formerly Clidet No 454 (Proprietary) Limited, a private company incorporated in accordance with the laws of South Africa under Registration No. 2002/032163/07 with its registered office at Remaining Extent of Portion 3 of the farm Harmony, Farm 222, Private Road, Glen Harmony, Virginia 9430)

("Clidet")

and

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                                                                          Page 4


the following persons in their capacities as the Trustees of the ARM Broad-based Empowerment Trust, an inter vivos trust created in terms of an oral agreement entered into on 15 April 2005:

     HARMONY

     FRANK ABBOTT

     NEDBANK LIMITED (acting through its Nedbank Capital division)

     (a public company incorporated in accordance with the laws of South Africa under Registration No. 1951/000009/06 with its principal office at c/o Nedbank, 135 Rivonia Road, Sandown)

     ("Nedbank")

     DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED

     (a private company incorporated in accordance with the laws of South Africa under Registration No. 1993/003017/07 with its principal office at 82 Maude Street, Sandton)

     (all of whom are "the Trustees")

WHEREAS

A. Clidet (which is a wholly owned subsidiary of Harmony) owns shares comprising approximately 16,5% (sixteen comma five per cent), and ARMI owns approximately 43% (forty three per cent), of the issued share capital of ARM.

B.   In terms of a Voting Agreement dated 16 February 2004, between ARMI,
     Harmony and Clidet, Harmony and Clidet granted ARMI the right to exercise all of Harmony and Clidet's voting rights (apart from a few exceptions) of their ARM Shares, subject to certain terms and conditions.
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                                                                          Page 5


C. Harmony and Clidet have approached ARMI for ARMI's consent for Clidet to dispose of 28 614 740 (twenty eight million six hundred and fourteen thousand seven hundred and forty) of its ARM Shares to the Trustees for the purposes of the Trust.

D. ARMI has agreed to that disposal upon and subject to the terms and conditions of this Agreement.

E. ARMI has already consented to the sale by Harmony of its ARM Shares and by Clidet of certain of its ARM Shares.

1.   INTERPRETATION

1.1  Definitions

     For the purposes of this Agreement and the preamble above, unless the context requires otherwise:

1.1.1 "this Agreement" means this agreement of assignment;

1.1.2 "Assignment Date" means the date on which the suspensive condition in clause 2 below is fulfilled and takes effect;

1.1.3 "the Trust" means the ARM Broad-Based Empowerment Trust, an inter vivos trust which was created in terms of an oral agreement on 15 April 2005;

1.1.4 "the Trustees" means the trustees acting in their capacities as trustees of the Trust;

1.1.5 "Voting Agreement" means the Voting Agreement dated 16 February 2004, between ARMI, Harmony and Clidet, which is referred to in the preamble above and of which a copy is attached as Appendix 1.

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                                                                          Page 6


1.2  Application of Voting Agreement

     Words and expressions defined in the Voting Agreement (as amended by this Agreement), and not defined in this Agreement, shall have the same meanings in this Agreement as those ascribed to them in the Voting Agreement as so amended.

1.3  Headings and Sub-headings

     All the headings and sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it.

2.   SUSPENSIVE CONDITION AND CONSENT

2.1 This Agreement is subject to the suspensive condition that Clidet sells and transfers 28 614 740 (twenty eight million six hundred and fourteen thousand seven hundred and forty) ARM Shares to the Trustees pursuant to the sale agreement between them dated 15 April 2005.

2.2 If that condition is not fulfilled this Agreement shall fall away and be of no further force or effect.

2.3 ARMI hereby agrees to the sale and transfer referred to in clause 2.1 above, subject to the condition that the Trustees enter into and sign this Agreement.

3.   ASSIGNMENT

3.1 Harmony and Clidet assign to the Trustees, who accept the assignment of, all of Harmony and Clidet's rights and obligations under the Voting Agreement so that the Trustees shall be substituted on the Assignment Date in all respects for Harmony and Clidet under the Voting Agreement as if the Trustees had entered

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                                                                          PAGE 7


     into the Voting Agreement in their places, and upon and subject to the terms and conditions of this Agreement.

3.2  ARMI consents to the assignment in clause 3.1 above.

4.   RELEASES FOR HARMONY AND CLIDET

     Harmony, Clidet and ARMI agree that with effect from the Assignment Date:

4.1 Harmony and Clidet shall be irrevocably and unconditionally released by ARMI from all of their respective obligations to ARMI under the Voting Agreement;

4.2 ARMI in turn will be released irrevocably and unconditionally by Harmony and Clidet from all of its obligations to them under the Voting Agreement.

5.   AMENDMENTS TO THE VOTING AGREEMENT

     ARM and the Trustees agree that with effect from the Assignment Date the Voting Agreement shall be amended in the following respects:

5.1  Clause 1.1.4

5.1.1 The definition in clause 1.1.4 of "Avmin" shall be deleted and substituted by the following definition:

          '"ARM" means African Rainbow Minerals Limited, formerly Anglovaal Mining Limited, a public company incorporated in accordance with the laws of South Africa under Registration No. 1933/004580/06 with its principal office at ARM House, 29 Impala Road, Chislehurston, 2146, South Africa'".

5.1.2 All references to "Avmin" in the Voting Agreement shall accordingly be references to ARM.
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                                                                          PAGE 8


5.2  Clause 1.1.5

5.2.1 The definition in clause 1.1.5 of "Avmin Shares" shall be deleted and substituted by the following definition:

          '"ARM Shares" means ordinary shares of R0.05 (five cents) each in ARM'S share capital'".

5.2.2 All references to "Avmin Shares" in the Voting Agreement shall accordingly be references to ARM Shares.

5.3  Clause 1.1.9

     The definition in clause 1.1.9 of "Controlled Shares" shall be deleted and substituted by the following definition:

          '"Controlled Shares" means the 28 614 740 (twenty eight million six hundred and fourteen thousand seven hundred and forty) ARM Shares which the Trustees' own (having acquired them from Clidet), and which represent approximately 14% (fourteen per cent) of ARM'S issued share capital on the Assignment Date, and shall include all Incremental ARM Shares which may be allotted to the Trustees from time to time'".

5.4  Clause 1.1.13

     The definition in clause 1.1.13 of "Harmony Additional Shares" shall be deleted.

5.5  Clause 1.1.14

     The definition in clause 1.1.14 of "Incremental Avmin Shares" shall be deleted and substituted by the following definition:

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                                                                          Page 9


     '"Incremental ARM Shares" means any new ARM Shares which may be allotted and issued by ARM to the Trustees from time to time, during the period commencing on the Assignment Date and terminating at the end of the Lock-up Period, as bonus or capitalisation shares or pursuant to a Rights Offer and which are attributable to the Controlled Shares"'.

5.6  Clause 1.1.22

     The definition in clause 1.1.22 Of "Parties" shall be deleted and substituted by the following definition:

     '"Parties" means ARM and the Trustees, the parties to this Agreement and where the context so requires includes their transferees in terms of clause
     9.3 below; and "Party" means any one of them as the context may require"'.

5.7  Clause 4.1

     Clause 4.1 Shall be deleted and substituted by the following new clause
     4.1:

          '"4.  LOCK-UP PERIOD

               For the purposes of this Agreement the "Lock-up Period" shall mean the period which commenced on the Effective Date and remains in force until the earlier of the following events:

          4.1  the expiry of 3 (three) years from the Effective Date; or

          4.1.2 when all of the old order rights held by Harmony and ARM, their respective subsidiaries, any company (not being a subsidiary of either) 30% (thirty per cent) or more of whose issued share capital is owned (directly or indirectly) by Harmony or ARM (as the case may be) and any other company which by virtue of Harmony's or ARM'S ownership or control of it would be an HDSA company, are converted into appropriate new order rights in terms of the MPRD Act."'

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                                                                         Page 10


5.8  Clauses 7.2, 7.3 and 7.4

5.8.1 The provisions of clauses 7.2, 7.3 and 7.4 shall be deleted and fall away.

5.8.2 ARMI and the Trustees record that simultaneously with the sale and transfer referred to in clause 2.1 above:

          (a) Nedbank is releasing from its pledge the ARM Shares which were pledged to it by Clidet as security for a loan advanced by Nedbank to Harmony during December 2004 after the earlier Pledge Agreement referred to in clause 7.2.1 of the Voting Agreement (prior to its amendment in terms of this Agreement) had fallen away; and

          (b) the Trustees are exercising their right under clause 7.5 of the Voting Agreement (as amended by this Agreement) to pledge all of the Controlled ARM Shares (which they are acquiring from Harmony pursuant to the sale and transfer referred to in clause 2.1 above) to Nedbank, subject to compliance by Nedbank with the requirements of that clause.

5.9  Clauses 8 and 9

5.9.1 All the provisions of clause 8 shall be deleted and fall away.

5.9.2 The provisions of clause 9, in so far as they impose any restrictions on ARMI's right to transfer any of its ARM Shares at any time, shall be deleted and fall away.

5.9.3 The Trustees acknowledge that with effect from the Assignment Date ARMI shall be entirely free to transfer to any person all the ARM Shares owned or

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                                                                         Page 11


     held by it at any time, now or in the future and whether directly or indirectly, and nothing in the Voting Agreement shall affect or restrict or otherwise prejudice its right to do so.

5.10 Clauses 10, 11 and 13

     All the provisions of clauses 10, 11 and 13 shall be deleted and fall away.

5.11 Clauses 18.1.2 and 18.1.3

     The Trustees choose for the purposes of clause 18.1.2 and 18.1.3 the following address and telefax number:

     '"c/o ARM
     29 Impala Road
     Chislehurston

     Telefax No: (011) 883-5609"'

5.12 Clause 20

     The provisions of clause 20 shall be deleted and fall away.

5.13 Appendices 1 and 2

5.13.1 The provisions of Appendix 1 to the Voting Agreement shall be deleted and fall away.

5.13.2 ARMI and the Trustees acknowledge that the cession of ARMgold's rights against Nedbank pursuant to the Deed of Cession attached as Appendix 2 to the Voting Agreement fell away with the Pledge Agreement referred to in clause 5.8.2(a) above, and that accordingly Appendix 2 shall no longer form part of the Voting Agreement.

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                                                                         Page 12


5.14 Clause Numbers

     The deletion of clauses and sub-clauses in terms of the amendments made in accordance with this clause 5 shall not affect the numbering of the remaining clauses of the Voting Agreement.

6.   SAVING

     Save for the amendments to the Voting Agreement effected in terms of clause 5 above, all the provisions of the Voting Agreement shall continue to remain of full force and effect between ARMI and the Trustees.

SIGNED at Sandton on 15 April 2005.

                                        For: AFRICAN RAINBOW MINERALS &
                                             EXPLORATION INVESTMENTS
                                             (PROPRIETARY) LIMITED


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Signatory: Frank Abbott
                                        Capacity: Duly Authorised
                                        Authority: Resolution


SIGNED at SANDTON on 15 APRIL 2005

                                        For: HARMONY GOLD MINING COMPANY LIMITED

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                                                                         Page 13


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Signatory: Nomfundo Qangule
                                        Capacity: DIRECTOR
                                        Authority: RESOLUTION


SIGNED at Sandton on 15 April 2005

                                        For: ARMGOLD HARMONY JOINT INVESTMENT
                                             COMPANY (PROPRIETARY) LIMITED


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Signatory: Frank Abbott
                                        Capacity: Director
                                        Authority: Resolution


SIGNED BY THE TRUSTEES OF THE ARM BROAD-BASED EMPOWERMENT TRUST at SANDTON on 15 APRIL 2005.

                                        For: HARMONY GOLD MINING COMPANY LIMITED
                                             AS TRUSTEE


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Signatory: Nomfundo Qangule
                                        Capacity: DIRECTOR
                                        Authority: RESOLUTION


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Frank Abbott as TRUSTEE

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                                                                         Page 14

For: NEDBANK LIMITED


/s/ Clive Stewart                       /s/ Bradley Maxwell
-------------------------------------   ----------------------------------------
Signatory: Clive Stewart                Signatory: Bradley Maxwell
Capacity: AUTHORISED SIGNATORY          Capacity: Authorised Signatory,
Authority: RESOLUTION                             Power of Attorney
                                        Authority: Resolution


                                        For: DENEYS REITZ TRUSTEES (PROPRIETARY)
                                             LIMITED AS TRUSTEE


                                        /s/ Lionel Charles Shawe
                                        ----------------------------------------
                                        Signatory: Lionel Charles Shawe
                                        Capacity: AUTHORISED SIGNATORY
                                        Authority: RESOLUTION

                                                                      APPENDIX 1

ORIGINAL OF:

VOTING AGREEMENT

between

AFRICAN RAINBOW MINERALS &
EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED

and

HARMONY GOLD MINING COMPANY LIMITED

and

CLIDET NO.454 (PROPRIETARY) LIMITED

(ARMI LOGO)                                                       (HARMONY LOGO)

                             (BOWMAN GILFILLAN LOGO)

   African Law Firm of the year - Corporate - 2003 / 2004 (UK legal publisher Chambers & Partners) Global Competition Review - Top 100 competition law firm

                                                                  EXECUTION COPY

VOTING AGREEMENT

between

AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED

and

HARMONY GOLD MINING COMPANY LIMITED

and

CLIDET NO 454 (PROPRIETARY) LIMITED

                                    CONTENTS

1.    INTERPRETATION.......................................................    4
2.    PROVISIONS WHICH TAKE IMMEDIATE EFFECT...............................    9
3.    SUSPENSIVE CONDITIONS................................................    9
4.    LOCK-UP PERIOD.......................................................    9
5.    SUBDIVISION AND CONSOLIDATION OF THE CONTROLLED SHARES...............   10
6.    IRREVOCABLE AUTHORITY..............................:.................   11
7.    LOCK-UP OF THE CONTROLLED SHARES.....................................   11
8.    RESTRICTIONS ON ARMI.................................................   12
9.    PERMITTED TRANSFERS..................................................   13
10.   ARMI'S RIGHT OF FIRST REFUSAL OVER ANY REMAINING CONTROLLED SHARES...   14
11.   MANDATORY OFFER......................................................   22
12.   RIGHTS OFFERS........................................................   22
13.   JOINT AND SEVERAL....................................................   24
14.   BREACH...............................................................   24
15.   CONFIDENTIALITY......................................................   24
16.   GENERAL..............................................................   25
17.   DISPUTE RESOLUTION...................................................   26
18.   ADDRESSES FOR LEGAL PROCESS AND NOTICES..............................   27
19.   COSTS OF THIS AGREEMENT..............................................   29

APPENDICES

     1.   Market value of non-cash consideration (clause 10.1.5.2)

     2.   Form of cession (clause 7.4)

VOTING AGREEMENT

between

AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED

(a private company incorporated in accordance with the laws of South Africa under Registration No. 1997/020158/07 with its principal office at ARM House, 29 Impala Road, Chislehurston, 2146, South Africa)

("ARMI")

and

HARMONY GOLD MINING COMPANY LIMITED

(a company incorporated in accordance with the laws of South Africa under Registration No. 1950/038232/06 with its registered office at Remaining Extent of Portion 3 of the farm Harmony, Farm 222, Private Road, Glen Harmony, Virginia
9430)

("Harmony")

and

CLIDET NO 454 (PROPRIETARY) LIMITED

(a private company incorporated in accordance with the laws of South Africa under Registration No. 2002/032163/07 with its registered office at Remaining Extent of Portion 3 of the farm Harmony, Farm 222, Private Road, Glen Harmony, Virginia 9430)

("Clidet")

WHEREAS

A. Clidet, which is a wholly owned subsidiary of the Harmony Group of Companies, owns 38 789 761 (thirty eight million seven hundred and eighty nine thousand seven hundred and sixty one) Avmin Shares which represent approximately 34.5% (thirty four point five per cent) of Avmin's issued share capital.

B. ARMI, Harmony and Avmin are entering into a series of merger transactions with one another, to merge certain of their interests into Avmin and establish Avmin as a black controlled mineral resources company under the control of ARMI.

C. Upon the implementation of those merger transactions ARMI will own approximately 43.37% (forty three point three seven per cent) and Clidet's holding will be diluted down to approximately 19.17% (nineteen point one seven per cent) of Avmin's issued share capital.

D. The Parties are entering into this Agreement as one of, and as a requirement of, the merger transactions, to vest control of Avmin in ARMI.

THE PARTIES ACCORDINGLY AGREE THAT:

1.   INTERPRETATION

1.1  Definitions

     For the purposes of this Agreement and the preamble above, unless the context requires otherwise:

1.1.1 "this Agreement" means this voting agreement;

1.1.2 "ARMI Transaction" means the Acquisition and Disposal Agreement which is being entered into between ARMI and Avmin, as one of the Merger Transactions, in terms of which Avmin is acquiring, in effect, certain, assets of ARMI and allotting and issuing 87 750 417 new Avmin Shares to ARMI, which, after their allotment, will constitute approximately 43.37% of Avmin's issued share capital;

1.1.3 "ARMgold" means African Rainbow Minerals Gold Limited;

1.1.4 "Avmin" means Anglovaal Mining Limited, a public company incorporated in accordance with the laws of South Africa under Registration No. 1993/004580/06;

1.1.5 "Avmin Shares" means ordinary shares of R0.05 each in Avmin's share capital;

1.1.6 "Business Day" means any day other than a Saturday, Sunday or statutory holiday in South Africa;

1.1.7 "the Code" means the Securities Regulation Code on Takeovers and Mergers and the Rules of the Securities Regulation Panel, promulgated in terms of the Companies Act;

1.1.8 "Companies Act" means the Companies Act, 1973;

1.1.9 "Controlled Shares" means the 38 789 761 (thirty eight million seven hundred and eight nine thousand seven hundred and sixty one) Avmin Shares which Clidet owns and will continue to own upon the implementation of the ARMI Transaction, and which will represent approximately 19.17% of Avmin's issued share capital after the Effective Date, and shall include all Incremental Avmin Shares which may be allotted to Clidet from time to time;

1.1.10 "Effective Date" means the date on which this Agreement becomes unconditional as provided for in clause 3.3 below;

1.1.11 "Encumber" means, in relation to the Controlled Shares, to pledge, cede as security, mortgage or otherwise hypothecate any such share, or subject any such share to any lien, preferential right, trust arrangement or other similar arrangement for the purpose of securing any obligation owed to any person, or having the effect of any such share becoming security for any such obligation, or to let them under any lease or lend them under any loan agreement, and "Encumbrance" shall have a corresponding meaning;

1.1.12 "Excluded Voting Rights" means, in relation to the Controlled Shares, the right to vote on any special resolution, or on an ordinary resolution required for the purposes of section 228 of the Companies Act or a resolution to approve a scheme of arrangement in terms of section 311 of the Companies Act, or any other resolution which, if approved, would result in a disposal of the Controlled Shares or any of them by Clidet;

1.1.13 "Harmony Additional Shares" means 2 000 000 ordinary shares in the issued share capital of Avmin, acquired in terms of an agreement between Avmin, African Rainbow Minerals Platinum (Proprietary) Limited, Harmony and Kalahari Goldridge Mining Company Limited, concluded at about the same time as this agreement;

1.1.14 "Incremental Avmin Shares" means any new Avmin Shares which may be allotted and issued by Avmin to Clidet from time to time, during the period commencing on the Effective Date and terminating 5 years after the Lock-up Period, as bonus or capitalisation shares or pursuant to a Rights Offer and which are attributable to the Controlled Shares;

1.1.15 "JSE" means the JSE Securities Exchange South Africa;

1.1.16 "JSE Price" means, in relation to any Controlled Shares purchased by ARML in terms of clause 10.2 below, a price per share which is equal to the volume weighted average of the traded prices of an Avmin Share on the JSE over the 30 days ending 1 Business Day before the date of the offer, as certified by Harmony's sponsor for the time being, whose certificate shall be prima facie evidence of that price per share;

1.1.17 "LAs" shall have the meaning ascribed to it in the listing requirements of the JSE;

1.1.18 "Lock-up Period" means the period specified in clause 4 below;

1.1.19 "Meeting" means any meeting of any kind of the members of Avmin or any class of them, including without being limited to any general meeting or class meeting convened in terms of Avmin's articles of association, any meeting or class meeting convened in terms of the Companies Act and any other formal meeting of members of any kind;

1.1.20 "Mining Charter" means the Broad-based Socio-economic Empowerment Charter for the South African Mining Industry, dated 11 October 2002;

1.1.21 "MPRD Act" means the Mineral and Petroleum Resources Development Act,
     2002;

1.1.22 "Parties" means ARML, Harmony and Clidet, the parties to this Agreement and where the context so requires includes their transferees in terms of clause 9.3 below; and "Party" means any one of them as the context may require;

1.1.23 "Rights Offer" shall have the meaning ascribed to it in the listing requirements of the JSE;

1.1.24 "Signature Date" means the last date on which this Agreement is signed by the Parties;

1.1.25 "Transfer" means, in relation to any property, any form of delivery or transfer, whether actual or symbolic, and includes any underlying contract for any such delivery or transfer including without being limited to any sale, donation or other contract for the alienation of ownership of the property in question; and

1.1.26 "Voting Rights" means, in relation to the Controlled Shares, the right to exercise all the votes carried by the Controlled Shares at any Meeting which Clidet, as the owner of the Controlled Shares, would be entitled to attend and at which it would be entitled to exercise those votes, but not the Excluded Voting Rights (which are excluded).

1.2  General Interpretation

     For the purposes of this Agreement the following rules of construction shall apply, unless the context requires otherwise:

1.2.1 a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.2 any reference to a person includes, without being limited to, any individual, body corporate, unincorporated association or other entity recognised under any law as having a separate legal existence or personality;

1.2.3 any word or expression defined in, and for the purposes of this Agreement shall, if expressed in the singular include the plural and vice versa, and a cognate word or expression shall have a corresponding meaning;

1.2.4 references to a statutory provision include any subordinate legislation made from time to time under that provision and references to a statutory provision include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement;

1.2.5 a "law" shall be construed as any law (including common law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order or any other legislative measure or enactment of any government, local government, statutory or regulatory body or court and shall be deemed to include the rules and other requirements of any applicable stock exchange;

1.2.6 references in this Agreement to "clauses" and "Appendices" are to clauses of, and appendices to, this Agreement;

1.2.7 any reference in this Agreement to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or that other agreement, document or instrument as amended, varied, novated or substituted from time to time;

1.2.8 words and expressions defined in the Companies Act which are not defined in this Agreement shall have the same meanings in this Agreement as those ascribed to them in the Companies Act;

1.2.9 any word and expression defined in any clause shall, unless the application of the word or expression is specifically limited to the clause in question, bear the meaning ascribed to the word or expression throughout this Agreement;

1.2.10 no rule of construction shall be applied to the disadvantage of a Party to this Agreement because that Party was responsible for or participated in the preparation of this Agreement or any part of it;

1.2.11 where any number of days is prescribed, if the last day falls on a day which is not a Business Day, it shall be deemed to fall on the next succeeding Business Day.

1.3  Headings and Sub-headings

     All the headings and sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it.

2.   PROVISIONS WHICH TAKE IMMEDIATE EFFECT

     The provisions of this clause 2 and clauses 1,3, 14, 15, 16, 17, 18 and 19 shall take effect and become operative immediately upon the Signature Date.

3.   SUSPENSIVE CONDITIONS

3.1 All the provisions of this Agreement, except for those which take effect and become operative immediately in terms of clause 2 above, shall be subject to the fulfilment by 30 April 2004 or such later date as the Parties may agree in writing (which agreement shall not be unreasonably withheld or delayed), of the suspensive condition that the ARMI Transaction will have been duly entered into, that it will have become unconditional and taken effect, and that the 87 750 417 (eighty seven million seven hundred and fifty thousand four hundred and seventeen) new Avmin Shares to be acquired by ARMI in accordance with its terms will have been duly allotted and issued to ARMI.

3.2 If that suspensive condition is not fulfilled by 30 April 2004 or such later date as may be agreed upon in writing (which agreement shall not be unreasonably withheld or delayed), then the provisions of this Agreement that are suspended shall not take effect and those that have taken effect and become operative shall fall away, unless otherwise provided for in this Agreement.

3.3 If that suspensive condition is fulfilled, then all the provisions of this Agreement which were suspended in terms of clause 3.1 above shall also take effect and become operative, and the whole of this Agreement shall accordingly become unconditional.

4.   LOCK-UP PERIOD

4.1 For the purposes of this Agreement the "Lock-up Period" shall mean the period which commences on the Effective Date and remains in force until the earlier of the following events:

4.1.1 the expiry of 3 (three) years from the Effective Date; or

4.1.2 when all of the old order rights held by Harmony, its subsidiaries, any company (not being a subsidiary) whose issued share capital is 30% (thirty) per cent) or more owned (directly or indirectly) by Harmony and any other company which by virtue of Harmony's ownership or control of it would be an HDSA company, are converted into appropriate new order rights in terms of the MPRD Act.

4.2  For the purposes of clause 4.1 above:

4.2.1 "HDSA company" shall have the meaning ascribed to it in the Mining
     Charter;

4.2.2 "new order rights" means any one of the following rights which is issued in terms of (and as defined in) the MPRD Act, as a result of the conversion of an old order right:

4.2.2.1 a prospecting right;

4.2.2.2 a mining right;

4.2.2.3 a mining permit; or

4.2.2.4 a retention permit;

4.2.3 "old order rights" shall have the meaning ascribed to them in the Transitional Arrangements in Schedule II to the MPRD Act.

5.   SUBDIVISION AND CONSOLIDATION OF THE CONTROLLED SHARES

     If at any time while this Agreement remains in force any of the Controlled Shares are subdivided into more shares or consolidated into fewer shares they shall still remain Controlled Shares and be subject to all of the provisions of this Agreement.

6.   IRREVOCABLE AUTHORITY

6.1 Clidet hereby grants to ARMI irrevocably and in rem suam the power and authority to do all of the following in Clidet's name during the Lock-up
     Period:

6.1.1 to exercise all of the Voting Rights of the Controlled Shares at any Meeting at which they are exercisable, as fully and as effectually in all respects as if ARMI itself were the absolute owner of those rights; and

6.1.2 to appoint itself as Clidet's proxy for the Controlled Shares, for the purposes of any such Meeting and to complete in such manner as it deems fit, and sign, any form of proxy required for that purpose.

6.2 ARMI shall be obliged to consult Harmony at least 5 (five) days before any Meeting about the way in which it proposes to exercise all the voting rights which it will be entitled to exercise at the Meeting, including the Voting Rights of the Controlled Shares, with a view to reaching a consensus with Harmony (if possible), provided that nothing in this clause shall preclude or restrict in any way ARMI's rights to exercise all of the voting rights of its own Avmin Shares and all of the Voting Rights of the Controlled Shares in such way as it deems fit, at the Meeting in question.

7.   LOCK-UP OF THE CONTROLLED SHARES

7.1 Clidet may not Transfer or, subject to clauses 7.2 to 7.5 below, Encumber the Controlled Shares or any of them during the Lock-up Period, without ARMI's prior written consent.

7.2  ARMI acknowledges that:

7.2.1 Clidet has pledged 19 394 880 (nineteen million three hundred and ninety four thousand eight hundred and eighty) (the "pledged shares") of the Controlled Shares to Nedbank Limited ("Nedbank"), as security for certain obligations of Harmony to Nedbank, in terms of a Pledge in Security Agreement dated 5 June 2003 (the "Pledge Agreement");

7.2.2 Nedbank, as the pledgee, has granted to Harmony's wholly owned subsidiary, ARMgold, a right of pre-emption over the pledged shares in terms of a separate joint venture agreement dated 27 May 2003 (the "Pre-emption Agreement").

7.3 ARMI agrees that the pledged shares may remain pledged to Nedbank in accordance with the Pledge agreement.

7.4 Harmony undertakes that, subject to Nedbank's consent (if necessary), ARMgold will cede all of its rights under the Pre-emption Agreement to ARMI substantially in accordance with the form of cession which is attached as Appendix 2, and that ARMgold will sign and enter into that cession immediately after the Signature Date.

7.5 Notwithstanding anything to the contrary anywhere else in this Agreement, Clidet shall be entitled to Encumber the Controlled Shares, or any of them, at any time, even during the Lock-up Period, provided that the counter party to the Encumbrance agrees in writing, as the holder of the Encumbrance and before the Encumbrance takes effect, to grant to ARMI a right of pre-emption over the Controlled Shares to be Encumbered, upon terms and conditions reasonably satisfactory to ARMI.

8.   RESTRICTIONS ON ARMI

8.1 In order to ensure that it will continue to own (directly or indirectly) during the Lock-up Period, as many Avmin Shares as will be required, together with all of the Controlled Shares which Clidet is obliged to retain during that period, to constitute more than 50% (fifty per cent) of Avmin's issued equity share capital, ARMI undertakes and warrants to Harmony that:

8.1.1 it will not, during the Lock-up Period, Transfer any of its Avmin Shares which are so required to make up that number;

8.1.2 more than 50% (fifty per cent) of its own issued share capital is at the Signature Date and, during the Lock up Period, will continue to be owned and controlled by "Historically Disadvantaged South Africans" as contemplated in the Mining Charter.

8.2 ARMI shall be free to Transfer any of its Avmin Shares not required to satisfy its obligations in terms of clause 8.1 above, and accordingly nothing in this Agreement shall preclude it from Transferring any of its Avmin Shares not so required.

8.3 ARMI shall also be free to Encumber any of its Avmin Shares at any time, provided that if it proposes to Encumber any of its Avmin Shares required to satisfy its obligations in terms of clause 8.1 above, the counter party to the Encumbrance agrees in writing, as the holder of the Encumbrance and before the Encumbrances takes effect; to grant to Harmony a right of pre-emption over the Avmin Shares to be so Encumbered, upon conditions reasonably satisfactory to Harmony.

9.   PERMITTED TRANSFERS

9.1  For the purposes of this clause 9 "locked-up shares" shall mean:

9.1.1 in relation to Clidet, the Controlled Shares;

9.1.2 in relation to ARMI, the Avmin Shares which it is not permitted to Transfer in terms of clause 8.1 above.

9.2 Notwithstanding anything to the contrary anywhere else in this Agreement any Transfer by ARMI of all (and not fewer than all) of its locked-up shares to any other company which is its wholly owned subsidiary shall be permitted, provided that:

9.2.1 the transferee continues to be a wholly owned subsidiary of ARMI for as long as it holds all (and not fewer than all) of the locked-up shares;

9.2.2 no Transfer may be effected in terms of this clause 9.2 unless and until the transferee will have first agreed in writing to become a party to and be bound by this Agreement in accordance with the requirements of clause
     9.4 below; and

9.2.3 ARMI shall continue to be bound by this Agreement and undertakes that if the transferee, after having taken transfer of the locked-up shares, ceases to be its wholly owned subsidiary, the transferee will prior to so ceasing Transfer all (and not fewer than all) of the locked-up shares back to ARMI.

9.3 Any Transfer by Clidet of all (and not fewer than all) of its locked-up shares subject to the same provisions as those applicable to ARMI in clause
     9.2 above (which shall apply mutatis mutandis) shall be permitted except that:

9.3.1 the transferee may be any wholly owned subsidiary of Harmony;

9.3.2 the provisions of clause 9.2.3 shall apply to Harmony as well as Clidet.

9.4 Where a transferee is required to become a party to and be bound by this Agreement it shall be required to enter into and sign a deed of adherence to observe, perform and be bound by all the terms of this Agreement which are capable of applying to it, and no Transfer may be effected to it unless and until such a deed has been executed.

10.  ARMI'S RIGHT OF FIRST REFUSAL OVER ANY REMAINING CONTROLLED SHARES

     At the end of the Lock-up Period ARMI shall have a right of first refusal to purchase from Clidet all of the Controlled Shares then owned by Clidet (the "remaining Controlled Shares") in accordance with the following provisions:

10.1 Third Party Transactions off the JSE

10.1.1 If Clidet wishes to Transfer any of the remaining Controlled Shares to any person other than ARMI, in a transaction off the JSE, it shall first offer to sell the remaining Controlled Shares in question (the "offered shares") to ARMI in accordance with the provisions of this clause 10.1, provided that no such offer may be made by Clidet unless and until it will have received a written offer (the "third party offer") from a bona fide unrelated third party (the "third party") for the acquisition of the offered shares.

10.1.2 Any offer ("the offer") by Clidet to ARMI of the offered shares in terms of clause 10.1 above, shall be made in writing and shall comply with the following requirements:

10.1.2.1 it shall be delivered to ARMI at its address set out in clause 18.1 below and shall be accompanied by a true copy of the third party offer;

10.1.2.2 the offer shall, if and to the extent that such information is available to Clidet, specify the true identity of the third party and, if it is a company, details of its shareholders up to (whether directly or indirectly) its holding company (if any), and shall include any further particulars (if applicable) required in terms of clause 10.1.5.1 below;

10.1.2.3 it shall contain and be subject to all the terms and conditions of the third party offer, provided that to the extent that those terms and conditions are in conflict with or otherwise inconsistent with any of the provisions of this clause 10.1, the provisions of this clause 10.1 shall prevail and the terms and conditions set out in the third party offer shall be deemed to be altered accordingly;

10.1.2.4 it shall specify the purchase price ("the offer price") to be paid for the offered shares, which must be a sum payable in South African rands;

10.1.2.5 it shall be irrevocable until 5.30 p.m. on the last of 30 (thirty) days ("the cut-off time") from its receipt by ARMI;

10.1.2.6 it shall not be capable of partial acceptance unless otherwise specified by Clidet in the offer;

10.1.2.7 it shall specify that it may be accepted by ARMI, only by giving written notice to Clidet's address specified in clause 18.1 below (or any other address specified in the offer), by the cut-off time.

10.1.3 If the offer is duly accepted by ARMI, then the sale and purchase (the "purchase agreement") of the offered shares which will result shall be on the terms and conditions of the third party offer, subject however to the following provisions which shall take precedence and prevail over any of the terms and conditions of the third party offer:

10.1.3.1 the purchase agreement shall be subject to the suspensive conditions that:

     (a) any consent or approval which may be required under any law, as a necessary pre-requisite for the sale and purchase or its implementation is duly obtained;

     (b) the rules and listing requirements of each stock exchange on which the offered shares are listed are duly complied with;

10.1.3.2 the purchase price payable by ARMI shall be the price specified in the offer in accordance with clause 10.1.2.4 above;

10.1.3.3 the offered shares shall be sold and purchased free from all claims, liens, pledges and other hypothecations and encumbrances;

10.1.3.4 payment of the purchase price by ARMI shall be made within the period specified in the third party offer or within a period of 30 (thirty) days after its acceptance by ARMI, or immediately after any regulatory or other consent which may be necessary is obtained, whichever of those periods ends the later, provided that if such payment occurs after the due date for payment specified in the offer, ARMI shall pay interest on the offer price at the prime rate (as determined in terms of clause 10.1.6 below) from the payment date specified in the third party offer until the date of payment;

10.1.3.5 Clidet shall, against payment by ARMI in terms of clause 10.1.3.4 above or if applicable, clause 10.1.3.9 below, deliver the offered shares (being uncertificated securities) to ARMI in accordance with the requirements of section 91A of the

     Companies Act, and both Parties shall take all such steps and do everything required of them for that purpose.;

10.1.3.6 Clidet shall do all such other things and execute all such other documents as ARMI may reasonably require to give effect to the purchase agreement;

10.1.3.7 each Party shall use reasonable endeavours to obtain any regulatory or other consents that may be needed to enable the purchase agreement to be implemented. If such consents are refused, the purchase agreement shall become void and the Parties shall be released from their obligations under this clause 10.1.3, and ARMI shall forfeit its pre-emptive rights in respect of any proposed future Transfers of, and only to the extent of, that number of remaining Controlled Shares which is equal to the number of offered shares;

10.1.3.8 ARMI may within the 30 (thirty) day period referred to in clause
     10.1.3.4 above provide Clidet with a written statement by ARMI's financiers (if any) to the effect that they are prepared to provide the necessary funds to ARMI to enable it to purchase the offered shares at the end of the 30 (thirty) day period;

10.1.3.9 if ARMI provides the written statement referred to in clause 10.1.3.8 above, and if the funds referred to in that clause are not available at the end of the 30 (thirty) day period in question then, provided that ARMI provides proof, to the reasonable satisfaction of Clidet, before the end of the 30 (thirty) day period, that payment of the purchase price will be made within a further 30 (thirty) days from the end of the first 30 (thirty) day period, ARMI shall have an additional 30 (thirty) day period from the end of the first 30 (thirty) day period to pay the purchase price;

10.1.3.10 should ARMI commit a material breach of the purchase agreement or fail to make payment at the end of the first 30 (thirty) day period or the additional 30 (thirty) day period, as the case may be, Clidet shall without prejudice to its other rights in law be entitled to cancel the purchase agreement and ARMI shall forfeit its pre-emptive rights in respect of any proposed future Transfers of, and only to the extent of, that number of remaining Controlled Shares which is equal to the number of offered shares.

10.1.4 Should the offer not be accepted by ARMI by the cut-off time, then Clidet shall be entitled to accept the third party offer for all (and not fewer than all) of the offered shares, provided that:

10.1.4.1 the third party offer is accepted within 14 (fourteen) days from the date on which Clidet receives written notification from ARMI of its rejection of the offer or the offer expires, whichever is the earlier;

10.1.4.2 the agreement with the third party which results from the acceptance of its offer (the "third party transaction") is not made for a price or on terms and conditions which are more favourable to the third party than those offered to ARMI in terms of the offer, provided that if the whole or any part of the consideration to be paid by the third party (the "third party consideration") is not payable in South African rands, the market value in South African rands, (as determined in accordance with clause
     10.1.5 below) of so much of it as is not payable in South African rands (the "non-cash consideration") may not be more favourable, or result in a more favourable third party consideration, than the offer price and the terms and conditions first offered to ARMI in terms of the offer;

10.1.4.3 subject to clauses 10.1.3.7 and 10.1.3.10 above, should the third party offer not be accepted within the 14 (fourteen) days referred to in clause 10.1.4.1, all the provisions of this clause 10.1 shall continue to remain in force for, and apply to, all of the remaining Controlled Shares (including the offered shares), so that none of them may be Transferred to any other person without first being offered again to ARMI in terms of this clause 10.1.

10.1.5 The market value of any non-cash consideration referred to in the proviso to clause 10.1.4.2 above, whatever the nature of that non-cash consideration may be, shall be determined in accordance with the following provisions:

10.1.5.1 The offer to be delivered to ARMI shall include the following further particulars: The nature and details of the non-cash consideration making up or included in the third party consideration, and Clidet's opinion on its market value which may not be a value that results in the third party consideration being lower than the offer price, based on Clidet's opinion.

10.1.5.2 If ARMI does not agree with Clidet's opinion in the offer on the market value of the non-cash consideration in question, by the cut-off time, then that market value shall be determined in accordance with the provisions of Appendix 1, subject to the following:

     (a)  the cut-off time shall be extended until 5.30 p.m. on the last of 5
          (five) Business Days from the date on which the market value of the non-cash consideration in question will have been determined in accordance with Appendix 1;

     (b) if the market value of the non-cash consideration has to be determined by the "third merchant bank" in terms of Appendix 1, then the third merchant bank shall review the third party consideration and the offer price, but it shall be instructed to determine (and its mandate shall be limited accordingly) merely whether or not the third party consideration is more favourable to the third party than the offer price.

10.1.5.3 If the market value of the non-cash consideration is so determined at a value that results in the third party consideration being equal to or greater than the offer price, or not more favourable to the third party than the offer price (as the case may be) then the offer shall be open for acceptance by ARMI until the extended cut-off time referred to in clause 10.1.5.2(a) above; and if ARMI does not exercise its right to purchase the offered shares before that extended cut-off time, Clidet shall be free to Transfer them to the third party for the third party consideration in accordance with and subject to the provisions of this clause 10.

10.1.5.4 If the market value of the non-cash consideration is so determined at a value that results in the offer price being greater than the third party consideration or more favourable to the third party (as the case may be), then; unless otherwise agreed in writing, the offer shall lapse and fall away and Clidet must again follow the procedure set forth in this clause
     10.1 prior to the Transfer of the remaining Controlled Shares, including the offered shares.

10.1.6 For the purposes of clause 10.1.3 above "prime rate" means the rate (per cent per annum) from time to time charged by ABSA Bank Limited for similar amounts on unsecured overdraft to its prime customers in good standing in the private sector, as certified by the manager of that bank whose appointment need not be proved, calculated on a daily basis and compounded monthly in arrear.

10.2 Sales on the JSE

10.2.1 If Clidet wishes to sell any of the remaining Controlled Shares otherwise than under a third party transaction in accordance with clause 10.1 above, it shall first offer to sell the shares in question (the "offered shares") to ARMI in accordance with the provisions of this clause 10.2.

10.2.2 Any offer (the "offer") by Clidet to ARMI of the offered shares in terms of clause 10.2.1 above shall be made in writing and shall comply with the following requirements:

10.2.2.1 the offer shall be open for acceptance by ARMI for 3 (three) Business Days after ARMI receives the offer;

10.2.2.2 it shall specify the purchase price to be paid for the offered shares, which shall be the JSE Price multiplied by the number of offered shares, payable in South African rands;

10.2.2.3 it shall be irrevocable until 5.30 p.m. on the last of 3 (three) Business Days (the "cut-off time") from its receipt by ARMI;

10.2.2.4 it shall not be capable of partial acceptance unless otherwise specified by Clidet in the offer;

10.2.2.5 it shall specify that it may be accepted by ARMI, only by giving written notice to Clidet's address specified in clause 18.1 below (or any other address specified in the offer), by the cut-off time.

10.2.3 if the offer is duly accepted by ARMI, then the agreement for the sale and purchase of the offered shares which results (the "purchase agreement") shall be on the same terms and conditions as those set out in clauses
     10.1.3.1 to 10.1.3.10 above, which shall be applied mutatis mutandis, provided that the purchase price payable by ARMI shall be the price specified in clause 10.2.2.2 above.

10.2.4 should any such offer not be accepted by ARMI by the cut-off time, then Clidet shall be entitled to sell the offered shares on the JSE at any price in the ordinary course, provided that:

10.2.4.1 if any of the offered shares are not sold in that way within 30 (thirty) days from the date on which ARMI rejects Clidet's offer in writing or the offer expires, whichever is the earlier, all of the remaining Controlled Shares (including the offered shares which are not so sold within that period) shall continue to remain subject to this right of pre-emption and may not be Transferred without first being offered again to ARMI in terms of this clause 10;

10.2.4.2 Clidet shall be obliged to furnish to ARMI on request satisfactory proof of the sale of all the offered shares which will have been sold within that period of 30 (thirty) days as contemplated in clause
     10.2.4.1 above.

10.3 ARMI's right of pre-emption in terms of this clause 10 shall take effect and become operative from the first day after the end of the Lock-up Period and remain in force for a period of 5 (five) years from that date, and its exercise of this right of pre-emption for any part of those shares during that period will not affect a continuing application of this right of pre-emption to the rest of the remaining Controlled Shares during the same period.

11.  MANDATORY OFFER

     If ARMI purchases any Controlled Shares from Clidet, pursuant to clause 10 above, and if the purchase is an 'affected transaction' for the purposes of the Code, ARMI undertakes to Harmony and Clidet that, unless exempted under the Code, it will make a mandatory offer to the other shareholders of Avmin, including Clidet in respect of any of its remaining Controlled Shares, subject to and in accordance with the requirements of the Code.

12.  RIGHTS OFFERS

     Should Avmin make a Rights Offer at any time during the period from the Effective Date until the end of the 5 (five) years referred to in clause
     10.3 above (being the 5 (five) years for which ARMI's right of pre-emption remains in force), which Clidet does not wish to accept for any of the Controlled Shares, ARMI shall have the right of first refusal to purchase the rights which Clidet does not wish to accept (the "unwanted rights") on the following terms:

12.1 Clidet shall be obliged to offer the unwanted rights to ARMI (unless prohibited from doing so by law or by the Listing Requirements of the JSE) at least 6 (six) Business Days before the last date to trade the LAs issued for the rights offer.

12.2 Any offer (the "offer") by Clidet to ARMI of the unwanted rights in terms of clause 12.1 above shall be made in writing and shall comply with the following requirements:

12.2.1 the offer shall be open for acceptance by ARMI for 3 (three) Business Days after ARMI receives the offer;

12.2.2 it shall specify the purchase price to be paid for the unwanted rights, which if the rights are listed on the JSE shall be a price calculated for them at the rate of the volume weighted average of the traded prices of a single right on the JSE over the 3 (three) days ending 1 (one) Business Day before the date of the offer, as certified by Harmony's sponsor for the time being whose certificate shall be prima facie evidence of that price;

12.2.3 it shall be irrevocable until 5.30 p.m. on the last of 3 (three) Business Days (the "cut-off time") from its receipt by ARMI;

12.2.4 it shall not be capable of partial acceptance unless otherwise specified by Clidet in the offer;

12.2.5 it shall specify that it may be accepted by ARMI, only by giving written notice to Harmony and Clidet at their addresses specified in clause 18.1 below (or any other address specified in the offer), by the cut-off time.

12.3 If the offer is duly accepted by ARMI then the agreement for the sale and purchase of the unwanted rights which results shall be on the following terms and conditions:

12.3.1 the purchase price payable by ARMI shall be the price specified in the offer in accordance with clause 12.2.2 above;

12.3.2 that purchase price shall be payable in South African rands against renunciation of the unwanted rights to ARM;

12.4 Should the offer not be accepted by ARMI by the cut-off time, then Clidet shall be entitled to sell the unwanted shares on the JSE at any price in the ordinary course, or to any third party off the JSE for a purchase price and terms which are not more favourable than the purchase price and terms specified in clause 12.3 above.

13.  JOINT AND SEVERAL

     Harmony warrants to ARMI that Clidet will comply with and perform all of its obligations under this Agreement and shall be jointly and severally liable for all of those obligations.

14.  BREACH

     Without prejudice to any other rights or remedies which any Party may have, each Party acknowledges and agrees that damages would not be an adequate remedy for any breach by it of this Agreement and any other Party shall be entitled to the remedies of interdict, specific performance and other equitable relief for any threatened or actual breach of any such provisions by it or any other relevant person and no proof of special damages shall be necessary for the enforcement by any Party of the rights under this Agreement.

15.  CONFIDENTIALITY

15.1 Announcements

     No Party shall publish any announcement of this transaction through any of the media until the other Parties shall have approved in writing the proposed announcement (which approval shall not be unreasonably withheld or delayed). Any Party may, however, publish such announcement (without such approval) if required to do so by law or by any securities exchange or regulatory or governmental body to which it is subject, wherever situated; provided only that such Party shall, if it is Harmony or Clidet consult ARMI, or if it is ARMI consult Harmony, before publishing the announcement, and shall provide the Party to be consulted with a copy of the announcement prior to such publication.

15.2 Confidentiality

     All information or documents which may be made available to any Party by either of the others for the purposes of this Agreement, whether before or after the Signature Date, shall be kept in the strictest confidence by the receiving Party.

16.  GENERAL

16.1 Communications between the Parties

     All notices, demands and other oral or written communications given or made by or on behalf of a Party to the other Parties shall be in English or accompanied by a certified translation into English.

16.2 Remedies

     No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

16.3 Severance

     If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.4 Entire Agreement

16.4.1 This Agreement (including the Appendices) constitutes the entire agreement between the Parties in regard to its subject matter.

16.4.2 No Party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement or the Appendices.

16.5 Variations

     No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless recorded in writing and signed by or on behalf of all of the Parties.

16.6 Assignment

     Save as otherwise provided anywhere in this Agreement, no Party may cede any of its rights or delegate any of its obligations under this Agreement.

16.7 General Co-operation

     The Parties shall co-operate with each other and execute and deliver to each other such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

16.8 Counterparts

     This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each Party may enter into this Agreement by signing any such counterpart

16.9 Governing law

     The validity of this Agreement, its interpretation, the respective rights and obligations of the Parties and all other matters arising in any way out of it or its expiration or earlier termination for any reason shall be determined in accordance with the laws of South Africa.

17.  DISPUTE RESOLUTION

17.1 AFSA Arbitration

     In the event of there being any dispute or difference between the Parties arising out of this Agreement, or in connection with it, or regarding its interpretation, validity, execution, implementation, termination or cancellation, the said dispute or difference shall on written demand by any Party to the dispute be submitted to arbitration in Johannesburg in accordance with the rules of the Arbitration Foundation of Southern Africa ("AFSA").

17.2 Appeals

     Any Party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the Rules of AFSA.

17.3 Court Relief

     Nothing herein contained shall be deemed to prevent or prohibit a Party to the arbitration from applying to the appropriate court for urgent relief.

17.4 Proceedings in Camera

     Any arbitration in terms of this clause 17 shall be conducted in camera and the Parties shall treat as confidential and not disclose to any third party details of the dispute submitted to arbitration, the conduct of the arbitration proceedings or the outcome of the arbitration, without the written consent of all the Parties thereto.

17.5 Survival Beyond Termination or Cancellation

     The provisions of this clause 17 shall remain binding upon the Parties notwithstanding any termination or cancellation of this Agreement for any reason whatsoever.

17.6 Prescription

     The Parties agree that the written demand by any Party to the dispute in terms of clause 17.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, No. 68 of 1969.

18.  ADDRESSES FOR LEGAL PROCESS AND NOTICES

18.1 The Parties choose for the purposes of this Agreement the following addresses and telefax numbers:

18.1.1 ARM       ARM House
                 29 Impala Road
                 Chislehurston

                 Telefax No: (011) 883-5609

18.1.2 Harmony   Block 27
                 Randfontein Office Park
                 Cnr Main Reef Road & Ward Avenue
                 Randfontein

                 Telefax No. (011) 692-3879

18.1.3 Clidet    Block 27
                 Randfontein Office Park
                 Cnr Main Reef Road & Ward Avenue
                 Randfontein

                 Telefax No. (011) 692-3879

18.2 Any legal process to be served on a Party may be served on it at the physical address specified for it in clause 18.1 and it chooses that address as its domicilium citandi et executandi for all purposes under this Agreement.

18.3 Any notice or other communication to be given to a Party in terms of this Agreement shall be valid and effective only if it is given in writing, provided that any notice given by telefax shall be regarded for this purpose as having been given in writing.

18.4 A notice to a Party which is correctly addressed and delivered to the Party by hand at the physical address specified for it in clause 18.1 shall be deemed to have been received on the day of delivery, provided it was delivered to a responsible person during ordinary business hours and provided that a copy of any notice intended for Clidet alone must be given to Harmony.

18.5 Each notice by telefax to a Party at the telefax number specified for it in clause 18.1 shall be deemed to have been received (unless the contrary is proved) within 4 (four) hours of transmission if it is transmitted during normal business hours of the receiving Party or within 4 (four) hours of the beginning of the next Business Day after it is transmitted, if it is transmitted outside those business hours.

18.6 Notwithstanding anything to the contrary in this clause 18, a written notice or other communication actually received by a Party (and for which written receipt has been obtained) shall be adequate written notice or communication to it notwithstanding that the notice was not sent to or delivered at its chosen address.

18.7 Each Party may by written notice to the other Parties change its physical address or telefax number for the purposes of clause 18.1 to any other physical address or telefax number provided that the change shall become effective on the 7th (seventh) day after the receipt of the notice.

19.  COSTS OF THIS AGREEMENT

     Each Party shall pay its own costs incurred by it to its attorneys and other professional advisers for the preparation and signing of this Agreement and its Appendices.

20.  HARMONY CONTROLLED SHARES

     The parties acknowledge that in addition to the Controlled Shares acquired by Clidet, Harmony will acquire the Harmony Additional Shares and the provisions of this Agreement shall apply mutatis mutandis to those Shares.

SIGNED at SANDTON ON 16 FEBRUARY 2004.

                                        For: AFRICAN RAINBOW MINERALS &
                                             EXPLORATION INVESTMENTS
                                             (PROPRIETARY) LIMITED


                                        /s/ Illegible
                                        ----------------------------------------
                                        Signatory: Illegible
                                        Who warrants that he is authorised


SIGNED at SANDTON ON 16 FEBRUARY 2004.

                                        For: HARMONY GOLD MINING COMPANY LIMITED


                                        /s/ F. Abbott
                                        ----------------------------------------
                                        Signatory: F. Abbott
                                        Who warrants that he is authorised


SIGNED at SANDTON ON 16 FEBRUARY 2004.

                                        For: CLIDET NO 454
                                             (PROPRIETARY) LIMITED


                                        /s/ A. Taljaard
                                        ----------------------------------------
                                        Signatory: A. Taljaard
                                        Who warrants that he is authorised

                                                                      APPENDIX 1
                                                         to the Voting Agreement
                                                                (Clause 9.1.5.2)

                     MARKET VALUE OF NON-CASH CONSIDERATION

If the market value of any non-cash consideration to be-paid by the third party in terms of the third party transaction is required to be determined in terms of clause 10.1.5.2 of the Agreement, then it shall be determined in accordance with the following terms and procedures:

1.   DEFINITIONS

     For the purpose of this Appendix:

1.1 "the Agreement" means the voting agreement to which this Appendix is attached and of which it forms part;

1.2 "market value" means the cash price which a willing buyer would pay to a willing seller for the non-cash consideration in an arms-length sale, where both the buyer and the seller have knowledge of all relevant facts and circumstances;

1.3 "independent investment banker" means a top-tier international investment banking firm which is independent of each Party and has expert knowledge for the valuation of the kind of non-cash consideration in question;

1.4 "Parties" means ARMI and Clidet and where the context so requires includes their transferees in terms of clause 9.2 of the Agreement, and "Party" means either of them as the context may require.

2.   APPOINTMENTS OF INDEPENDENT INVESTMENT BANKER

     Each Party shall within 5 (five) Business Days from the date on which the cut-off time occurs, at its sole expense, select one independent investment banker to determine on its behalf the market value of the non-cash consideration. Each Party shall procure that the independent investment banker selected by it shall complete its determination of the market value of the non-cash consideration within 30 (thirty) days after having the matter submitted to it in accordance with this clause 2. The independent investment bankers shall have access to all documents, records, work papers, facilities and personnel necessary to make their determination.

3.   COMPARISON OF VALUATIONS

     At the expiration of that 30 (thirty) day period each Party shall disclose in writing to the other the market value of the non-cash consideration as determined by its independent investment banker. If the greater of the two valuations is equal to or less than 105% (one hundred and five per cent) of the lower of the valuations, then the market value of the non-cash consideration shall be deemed to be equal to the average of the two valuations.

4.   ARBITRATING INVESTMENT BANKER

4.1 If the greater of the two valuations is greater that 105% (one hundred and five per cent) of the lower valuation, then, within 5 (five) Business Days after the valuations are determined in accordance with clause 2 above, and unless otherwise agree by the Parties in writing, the two independent investment bankers shall jointly select a third independent investment banker (the "arbitrating investment banker") to determine the market value of the non-cash consideration. The arbitrating investment banker shall have access to all documents, records, work papers, facilities and personnel necessary to make its determination.

4.2 The arbitrating investment banker shall review only the valuations put before it by the two independent investment bankers appointed by the Parties in terms of clause 2 above and shall be instructed in accordance with clause 10.1.5.2(b) of the Agreement.

5.   FEES AND EXPENSES OF THE ARBITRATING INVESTMENT BANKER

     The fees and expenses of the arbitrating investment banker shall be shared equally by the Parties.

                                                                      APPENDIX 2
                                                         to the Voting Agreement
                                                                    (Clause 7.4)

DEED OF CESSION

BETWEEN

AFRICAN RAINBOW MINERALS GOLD LIMITED

(a public company incorporated in accordance with the laws of South Africa under Registration No. 1997/015869/06 with its principal office at ARM House, 29 Impala Road, Chislehurston, 2146, South Africa)

("ARMgold")

AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED

(a private company incorporated in accordance with the laws of South Africa under Registration No. 1997/020158/07 with its principal office at ARM House, 29 Impala Road, Chislehurston, 2146, South Africa)

("ARMI")

WHEREAS

A. Clidet is a joint venture company whose issued share capital is owned equally by ARMgold and Harmony.

B. Clidet is the owner of 38 789 761 (thirty eight million seven hundred and eighty nine thousand seven hundred and sixty one) Avmin Shares of which it has pledged 19 394 880 (nineteen million three hundred and ninety four thousand eight hundred and eighty) (the "pledged shares") to Nedbank Limited ("Nedbank"), as security for certain obligations Harmony.

C. Nedbank, as the pledgee of the pledged shares, has granted a right of pre-emption (the "Pre-emption Right") to ARMgold (a wholly owned subsidiary of Harmony) in terms of certain provisions of the joint venture agreement dated 27 May 2003 (the "JV Agreement") between Harmony, ARMgold and Clidet, so that if Nedbank were to foreclose on the pledged shares and exercise its right to realise them, it will be obliged before effecting the realisation, to offer the pledged shares for sale to ARMgold in accordance with the relevant provisions of the JV Agreement read with the Deed of Adherence dated 12 June 2003, to that agreement, between Harmony, ARMgold, Clidet and Nedbank.

D. Clidet is entering into a voting agreement (the "Voting Agreement") with ARMI and Harmony to confer on ARMI, among other matters, the right to exercise certain votes carried by Clidet's Avmin Shares, including the pledged shares.

E. It is a requirement of the Voting Agreement that ARMgold enters into this Deed of Cession with ARMI.

THE PARTIES ACCORDINGLY AGREE THAT

1.   INTERPRETATION

     For the purposes of this Deed of Cession words and expressions defined in the Voting Agreement, and not in this Deed of Cession, shall have the same meanings in this Deed of Cession as those ascribed to them in the Voting Agreement.

2.   THE CESSION

     ARMgold hereby cedes to ARMI, which accepts the cession, of all of ARMgold's rights (the "Ceded Rights") against Nedbank in respect of the Pre-emption Right, provided that this cession shall only take effect subject to and upon the fulfilment of the suspensive conditions in clause 3 below.

3.   SUSPENSIVE CONDITIONS

3.1 The cession of the Ceded Rights in terms of this Deed of Cession shall be subject to the fulfilment of the following suspensive conditions:

3.1.1 that all the provisions of the Voting Agreement take effect, so that the whole of the Voting Agreement becomes unconditional; and

3.1.2 that Nedbank's consent, if necessary, is obtained in accordance with the requirements of the Pre-emption Right.

3.2 If those conditions are fulfilled then the cession of the Ceded Rights in terms of this Deed of Cession shall take effect without any further act or instrument.

4.   NEDBANK'S CONSENT

     If Nedbank's consent is necessary for the cession of the Ceded Rights, and if it is withheld for any reason, then ARMgold agrees to exercise the Pre-emption Right, if it is required to:

4.1 do so in writing by ARMI, in which event ARMI shall be obliged to purchase the pledged shares from ARMgold for the same price as that, and on the same terms and conditions as those, on which ARMgold itself would be obliged to purchase the pledged shares from Nedbank (or its nominee) as a result of so exercising the Pre-emption Right; and

4.2 reimburse ARMgold with all reasonable costs necessarily incurred by ARMgold in complying with that requirement.

5.   DISPUTE RESOLUTION

     The provisions of clause 17 (Dispute Resolution) of the Voting Agreement shall apply mutatis mutandis to ARMgold and ARMI for the provisions of this Deed of Cession, as if they were expressly incorporated herein.

SIGNED at                     on                  2004.
          -------------------    ----------------

                                        For: AFRICAN RAINBOW MINERALS GOLD
                                             LIMITED


                                        ----------------------------------------
                                        Signatory:
                                                   -----------------------------
                                        Capacity:
                                                  ------------------------------
                                        Authority:
                                                   -----------------------------


SIGNED at                     on                  2004.
          -------------------    ----------------

                                        For: AFRICAN RAINBOW MINERALS &
                                             EXPLORATION INVESTMENTS
                                             (PROPRIETARY) LIMITED


                                        ----------------------------------------
                                        Signatory:
                                                   -----------------------------
                                        Capacity:
                                                  ------------------------------
                                        Authority:
                                                   -----------------------------